MEMORANDUM OF UNDERSTANDING


     WHEREAS, The Diana Corporation ("Diana"), Sattel Communications Corp. (formerly known as D.O.N. Communications Corp.) ("SCC"), and Sattel Technologies, Inc. ("Sattel") entered into a Second Supplemental Agreement relating to Joint Venture and Exchange Agreement Reformation dated May 3, 1996 (the "Reformation Agreement");

     WHEREAS, the parties always intended that the matters below be a part of the Reformation Agreement;

     NOW, THEREFORE, the parties acknowledge and agree as follows:

1. That the said $10.0 million cash contribution is hereby accepted as a contribution to capital under Internal Revenue
     Code Section 118;

2. That SCC shall not issue any additional stock to Diana in respect of such $10.0 million contribution;

3. That any future cash contributions to SCC are not governed by the Reformation Agreement.


THE DIANA CORPORATION

By:  /s/ Richard Y. Fisher, Chairman



SATTEL COMMUNICATIONS CORP.

By:  /s/ Richard Y. Fisher, Assistant Secretary



SATTEL TECHNOLOGIES, INC.

By:  /s/ George M. Weischadle, President